UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2014

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2014, POZEN, Inc., a Delaware corporation (“POZEN” or “the Company”) and Elizabeth A. Cermak, formerly Executive Vice President, Chief Commercial Officer of the Company, entered into a Severance Agreement (the “Severance Agreement”) in connection with Ms. Cermak’s previously announced departure from POZEN, effective on January 1, 2014.  The Severance Agreement terminates the existing Executive Employment Agreement, dated as of September 14, 2009, between Ms. Cermak and the Company (the “Existing Agreement”).  The material terms of the Severance Agreement are as follows:

•	The Company will pay Ms. Cermak severance as contemplated in the Existing Agreement.

•	In addition, Ms. Cermak will receive her 2013 cash bonus as determined by the Compensation Committee of the Board of Directors in the ordinary course.

•
Ms. Cermak shall also be entitled to receive all Company nontaxable employee benefits to which she was entitled immediately prior to her date of separation, subject to the terms of all applicable Company benefits plans and to the extent such benefits can be provided to non-employees for the shorter of (i) one (1) year following separation; and (ii) until such time as Ms. Cermak obtains comparable coverage.

•	Ms. Cermak has waived and released any and all claims against the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Severance Agreement by and between the Company and Elizabeth A. Cermak, dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  January 9, 2014